EXHIBIT 11
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                   Three Months Ended                     Nine Months Ended
                                                          ------------------------------------   -----------------------------------
                                                            June 30, 1997      June 30, 1998      June 30, 1997      June 30, 1998
                                                          -----------------   ----------------   ----------------   ----------------
1.      Net income......................................  $       2,352,000   $      1,163,000   $      6,901,000   $      5,563,000
                                                          =================   ================   ================   ================

2.      Weighted average common shares outstanding......          4,886,886          5,003,645          4,878,050          4,969,132

3.      Basic earnings per share........................  $            0.48   $           0.23   $           1.41   $           1.12
                                                          =================   ================   ================   ================

4.      Weighted average common shares outstanding......          4,886,886          5,003,645          4,878,050          4,969,132

5.      Potential common stock due to dilutive effec
        of stock options................................            133,492            153,126            124,244            150,062
                                                          -----------------   ----------------   ----------------   ----------------

6.      Total weighted average common shares and
        potential common shares outstanding for
        diluted earnings per share computation..........          5,020,378          5,156,771          5,002,294          5,119,194
                                                          =================   ================   ================   ================

7.      Diluted earnings per share......................  $            0.47   $           0.23   $           1.38   $           1.09
                                                          =================   ================   ================   ================

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